EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Ventas, Inc.:

We consent to the incorporation by reference in the registration statement of Form S-8 of Ventas, Inc. of our report dated March 9, 2005, with respect to the consolidated balance sheet of Provident Senior Living Trust and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from March 1, 2004 (inception) to December 31, 2004.

/s/ KPMG LLP

Philadelphia Pennsylvania

July 14, 2005